EXHIBIT 25
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                                                                  EXECUTION COPY



           FIRST MODIFICATION OF AMENDED AND RESTATED PLEDGE AGREEMENT

         This First Modification of Amended and Restated Pledge Agreement ("Modification") is made as of January 27, 2003 by and between MA 1997 Holdings, L.P. (the "Pledgor") and JPMorgan Chase Bank (the "Bank").

                                   WITNESSETH

         WHEREAS, the Pledgor and the Bank have previously entered into that certain Amended and Restated Pledge Agreement dated as of December 13, 2001 (as the same may be further amended from time to time, the "Pledge Agreement"), pursuant to which the Pledgor has pledged and granted to the Bank a security interest in certain assets as collateral security for the payment obligations of the Micky Arison 1997 Holdings Trust (the "Trust") pursuant to certain credit facilities or other financial accommodations extended by the Bank to the Trust, including that certain Amended and Restated Demand Note dated December 13, 2001 and executed by the Trust in favor of the Bank in the aggregate principal amount of $28,000,000 (as the same may be amended, modified or supplemented from time to time, the "Note");

         WHEREAS, the Pledgor and the Bank have agreed to modify certain terms of the Pledge Agreement as set forth herein;

         NOW THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Bank do hereby agree as follows:

         1. TERMS. Terms initially capitalized and used but not defined herein shall have the meanings given them in the Pledge Agreement.

         2.       AMENDMENTS TO THE PLEDGE AGREEMENT.

                  (a) Section 1(a) of the Pledge Agreement is hereby amended by deleting the third sentence of such Section and inserting in lieu thereof the following:

         For purposes of this Agreement, the "Aggregate Lending Value" of the Collateral shall be equal to the sum of (i) 50% of the Market Value of Collateral consisting of shares of common stock of Carnival Corp ("CCL Shares"); (ii) 97% of the Market Value of Collateral consisting of cash or cash equivalents held in Dollars ("Cash"); (iii) 70% of the Market Value of Collateral (other than CCL Shares or Cash) consisting of publicly-traded equity securities; and (iv) a percentage to be mutually agreed of the Market Value of any other form of Collateral; PROVIDED that the Collateral Account shall at all times contain Collateral other than CCL Shares with an Aggregate Lending Value that equals or exceeds 35% of the Required Collateral Amount.


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                  (b) Section 2 of the Pledge Agreement is hereby amended by deleting the word "and" immediately prior to clause (v) thereof and inserting the following immediately prior to the period at the end of such Section 2:

         and (vi) except with respect to the CCL Shares marked with a legend relating to compliance with applicable securities laws, including Rule 144 of the General Rules and Regulations under the Securities Act of 1933 (as amended, the "Securities Act"), and as set forth herein and in the Custodial Account Agreement, there are no restrictions on the pledge of the Collateral by the Pledgor to the Bank nor on the sale of the Collateral by the Bank (whether pursuant to any shareholder, lock-up or other similar agreement or insider trading rules of the issuer), it being understood that that all transfers of the common stock of Carnival Corporation are subject to the provisions of the Amended and Restated Articles of Incorporation of Carnival Corporation, including Articles 4 and 5 thereof, which impose certain restrictions on transfers of the stock of Carnival Corporation.

                  (c) Section 4 of the Pledge Agreement is hereby amended by redesignating the existing Section 4 as Section 4(a) and inserting the following as a new Section 4(b):

         (b) The Pledgor will not permit any Liens, other than any Liens created under the relevant partnership agreement or other governing instrument thereof, to exist upon any of its equity interests in Goldman Sachs Global Alpha Fund, L.P. and GS Capital Partners III, L.P.

         3. EFFECTIVENESS OF THIS MODIFICATION. This Modification shall be effective as of the date first written above (the "Execution Date") upon its execution by each of the parties hereto; PROVIDED that the amendments set forth in Section 2 of this Modification shall be effective as of July 1, 2002. On or prior to the Execution Date, the Pledgor shall deliver to the Bank the following:

                  (a) Certified copies of all partnership action taken by the Pledgor to authorize the execution, delivery and performance of this Modification;

                  (b) A certificate of a Responsible Officer of the general partner of the Pledgor to the effect that the representations and warranties of the Pledgor contained in the Pledge Agreement are true and correct in all material respects on and as of the Execution Date; and

                  (c) An opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special New York counsel to the Pledgor, in substantially the form as attached hereto as Exhibit A.

         4. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. The Pledgor represents and warrants to the Bank that the representations and warranties of the Pledgor contained in Section 2 of the Pledge Agreement (with any references therein to "this Agreement", "hereof", "herein," "hereunder" or words of similar import being deemed to be references to the Pledge


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Agreement as amended by this Modification) are true and correct in all material respects on and as of the Execution Date.

         5. EFFECT ON PLEDGE AGREEMENT. Except as specifically amended hereby, the terms and provisions of the Pledge Agreement are in all other respects ratified and confirmed and remain in full force and effect. All references to the Pledge Agreement in any other document executed or communication made in connection herewith or therewith shall mean and be a reference to the Pledge Agreement as amended or otherwise modified by this Modification.

         6. GOVERNING LAW. THIS MODIFICATION AND THE RIGHTS AND OBLIGATIONS OF THE BANK AND THE PLEDGOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

         7. CONSENT TO JURISDICTION. ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS MODIFICATION OR THE PLEDGE AGREEMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, WAIVES PERSONAL SERVICE OF PROCESS UPON IT, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS STATED ON THE SIGNATURE PAGE OF THE PLEDGE AGREEMENT AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

         8. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE BANK EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS MODIFICATION, THE PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE OTHER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.


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         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this First Modification of Amended and Restated Pledge Agreement as of the date first above written.

PLEDGOR                                      BANK

MA 1997 HOLDINGS, L.P.,                      JPMORGAN CHASE BANK
a Delaware limited partnership

By: MA 1997 HOLDINGS, INC.,
a Delaware corporation,
its General Partner

By: /s/ James M. Dubin                       By:  /s/ Susan L. Pearson
   -----------------------                       -------------------------------
   Name:  James M. Dubin                         Name:  Susan L. Pearson
   Title: President                           Title: Vice President


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                                                                       EXHIBIT A
                                                           TO FIRST MODIFICATION



         FORM OF OPINION OF PAUL WEISS, RIFKIND, WHARTON & GARRISON LLP